UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 11, 2016
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
HealthSouth Corporation (the “Company” or “HealthSouth”) will participate in the 34th Annual J.P. Morgan Healthcare Conference in San Francisco, California on January 11-14, 2016. HealthSouth President and Chief Executive Officer, Jay Grinney, will make a presentation on Tuesday, January 12th, at 10:30 a.m. PT/1:30 p.m. ET using the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Conference Slides”) and incorporated herein by reference. The presentation will address, among other things, the Company's strategy and financial performance and discuss industry trends and dynamics. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
The Company also has assembled an Investor Reference Book, which is attached to this Current Report on Form 8‑K as Exhibit 99.2 (the “Investor Reference Book”). The Investor Reference Book addresses, among other things, an overview of the Company and its industry, it’s business outlook, it’s financial and operational metrics and initiatives, and it’s value proposition. The Investor Reference Book is available at http://investor.healthsouth.com by clicking on an available link.
While the Company has not closed its books for the year ended December 31, 2015, the Company shares its preliminary estimate of net operating revenues and adjusted free cash flow for the year ended December 31, 2015 as well as the amount of common stock repurchases for the three months ended December 31, 2015 in the Conference Slides and Investor Reference Book. In addition, the Company provides pro forma debt and leverage information. The Company reiterates as of the date hereof its Adjusted EBITDA guidance range of $675 million to $685 million for 2015, as previously reported in the Current Report on Form 8-K, dated October 28, 2015, and during the Company’s earnings conference call held on October 29, 2015.
The Company is transitioning from providing guidance on earnings per share, a measure in accordance with generally accepted accounting principles in the United States of America (“GAAP”), to adjusted earnings per share, a non-GAAP measure. An explanation and definition of adjusted earnings per share are provided below. As of the date hereof, the Company reiterates its previously reported earnings per share guidance range and provides the following corresponding adjusted earnings per share guidance range for 2015:

	Earnings per Share (GAAP measure)	Adjusted Earnings per Share (non-GAAP measure)
Guidance Range	$1.94 to $1.99	$2.20 to $2.26
The Company is also providing the following initial guidance ranges for 2016:

•	Net operating revenues: $3,550 million to $3,650 million

•	Adjusted EBITDA: $765 million to $785 million

•	Adjusted earnings per share: $2.28 to $2.40
In addition, the Company shares its 2016 guidance considerations, preliminary assumptions around adjusted free cash flow for 2016, and opportunities for deploying its free cash flow in the Conference Slides and Investor Reference Book. While the Company's deployment priorities may shift based on prevailing market conditions, it continues to focus primarily on growth, debt reduction, and shareholder distribution. The Company also provides its updated business model for 2016 through 2018 in the Investor Reference Book. This business model includes a compound annual growth rate for Adjusted EBITDA that continues to have a range of 5% to 9%.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals open throughout both the full current and prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company's results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Conference Slides attached hereto as Exhibit 99.1 and the Investor Reference Book attached hereto as Exhibit 99.2 includes non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow.
The Company is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”). The Company believes the presentation of adjusted earnings per share provides a better measure of its ongoing performance and provides better comparability of that performance to prior periods because it excludes the impact of government, class action, and related settlements, professional fees—accounting, tax, and legal, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. The Company reconciles adjusted earnings per share to earnings per share in the Conference Slides and the Investor Reference Book attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income in the Conference Slides and the Investor Reference Book attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and to net cash provided by operating activities below. Adjusted EBITDA for the Company’s reportable segments is reconciled to net income from continuing operations before income tax expense the Investor Reference Book attached hereto as Exhibit 99.1 and below.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2014 (the “2014 Form 10‑K”) and Note 4, Long-term Debt, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2015 (the “September 2015 Form 10-Q”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) costs and expenses related to refinancing transactions (in years prior to 2012), (3) any losses from discontinued operations and closed locations, (4) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 18, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2014 Form 10‑K, and (5) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2014 Form 10‑K and Note 1, Basis of Presentation, “Net Operating Revenues,” and “Accounts Receivable and Allowance for Doubtful Accounts,” to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the September 2015 Form 10-Q.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the Conference Slides attached hereto as Exhibit 99.1 and the Investor Reference Book attached hereto as Exhibit 99.2. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2014 Form 10-K and the condensed consolidated statements of cash flows included in the September 2015 Form 10-Q for the GAAP measures of cash flows from operating, investing, and financing activities.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		Year Ended December 31,
	2015	2014	2015	2014	2014	2013	2012	2011	2010
	(In Millions)
Net cash provided by operating activities	$163.3	$139.6	$368.2	$374.7	$444.9	$470.3	$411.5	$342.7	$331.0
Provision for doubtful accounts	(10.7)	(8.2)	(33.2)	(25.0)	(31.6)	(26.0)	(27.0)	(21.0)	(16.4)
Professional fees—accounting, tax, and legal	0.4	4.0	2.7	7.6	9.3	9.5	16.1	21.0	17.2
Interest expense and amortization of debt
discounts and fees	35.6	27.8	98.3	83.5	109.2	100.4	94.1	119.4	125.6
Equity in net income of nonconsolidated affiliates	2.4	1.9	6.3	8.8	10.7	11.2	12.7	12.0	10.1
Net income attributable to noncontrolling interests
in continuing operations	(17.1)	(14.7)	(50.9)	(44.3)	(59.7)	(57.8)	(50.9)	(47.0)	(40.9)
Amortization of debt discounts and fees	(4.6)	(3.2)	(10.9)	(9.5)	(12.7)	(5.0)	(3.7)	(4.2)	(6.3)
Distributions from nonconsolidated affiliates	(0.8)	(2.9)	(4.5)	(9.4)	(12.6)	(11.4)	(11.0)	(13.0)	(8.1)
Current portion of income tax expense	3.5	3.2	10.4	9.8	13.3	6.3	5.9	0.6	2.9
Change in assets and liabilities	(7.8)	(0.8)	93.3	43.7	90.1	48.9	58.1	41.4	5.7
Net premium (received) paid on bond issuance/redemption	(1.8)	(6.3)	2.0	(6.3)	4.3	1.7	1.9	22.8	—
Cash used in (provided by) operating activities
of discontinued operations	0.5	(0.2)	0.8	1.0	1.2	1.9	(2.0)	(9.1)	(13.2)
Reliant/CareSouth transaction costs	2.3	—	5.6	—	—	—	—	—	—
Encompass transaction costs	—	—	—	—	9.3	—	—	—	—
Other	0.2	(0.2)	2.9	2.2	1.9	1.6	0.2	0.6	2.0
Adjusted EBITDA	$165.4	$140.0	$491.0	$436.8	$577.6	$551.6	$505.9	$466.2	$409.6

For the three months ended September 30, 2015, net cash used in investing activities was $52.7 million and resulted primarily from capital expenditures, acquisitions of businesses, and the net change in restricted cash offset by proceeds received from the sale of common stock in Surgical Care Affiliates (our former surgery centers division). Net cash provided by financing activities during the three months ended September 30, 2015 was $645.5 million and resulted primarily from the issuance of an additional $350 million of the Company's existing 5.75% Senior Notes due 2024 in August 2015 and the issuance of $350 million of 5.75% Senior Notes due 2025 in September 2015.
For the three months ended September 30, 2014, net cash used in investing activities was $55.3 million and resulted primarily from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2014 was $122.2 million and resulted primarily from the issuance of an additional $175 million of the Company's existing 5.75% Senior Notes due 2024 in September 2014.
For the nine months ended September 30, 2015, net cash used in investing activities was $179.4 million and resulted primarily from capital expenditures and acquisitions of businesses offset by proceeds received from the sale of common stock in Surgical Care Affiliates. Net cash used in financing activities during the nine months ended September 30, 2015 was $546.1 million and resulted primarily from net debt issuances offset by cash dividends on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2014, net cash used in investing activities was $162.3 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2014 was $4.6 million and resulted primarily from dividends paid on the Company's common stock and convertible perpetual preferred stock, repurchases of the Company's common stock in the open market, and distributions paid to noncontrolling interests of consolidated affiliates offset by net debt issuances during the period.
For the year ended December 31, 2014, net cash used in investing activities was $876.9 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the year ended December 31, 2014 was $434.2 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company's credit agreement to fund the acquisition of Encompass offset by the redemption of the Company's existing 7.25% Senior Notes due 2018.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from increased capital expenditures and acquisition activity. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the year ended December 31, 2012, net cash used in investing activities was $178.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2012 was $130.0 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, dividends paid on the Company's convertible perpetual preferred stock, and net principal payments on debt offset by capital contributions from consolidated affiliates.
For the year ended December 31, 2011, net cash used in investing activities was $24.6 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by proceeds from the sale of five long-term acute care hospitals in August 2011. Net cash used in financing activities during the year ended December 31, 2011 was $336.3 million and resulted primarily from net debt payments, including the optional redemption of the Company’s 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.
For the year ended December 31, 2010, net cash used in investing activities was $125.9 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, acquisitions of businesses, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of the Company’s hospital in Baton Rouge. Net cash used in financing activities during the year ended December 31, 2010 was $237.5 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014
	In Millions
Total segment Adjusted EBITDA	$186.9	$189.5	$181.3	$163.3	$162.5	$175.9	$167.5	$669.2
General and administrative expenses	(30.6)	(32.1)	(34.6)	(36.4)	(27.5)	(30.2)	(30.7)	(124.8)
Depreciation and amortization	(33.7)	(32.7)	(31.9)	(27.5)	(27.4)	(26.4)	(26.4)	(107.7)
(Loss) gain on disposal or impairment of assets	(0.9)	(0.8)	1.5	(1.0)	(2.7)	(1.7)	(1.3)	(6.7)
Government, class action, and related settlements	—	—	(8.0)	0.9	—	0.8	—	1.7
Professional fees - accounting, tax, and legal	(0.4)	(0.1)	(2.2)	(1.7)	(4.0)	(2.0)	(1.6)	(9.3)
Loss on early extinguishment of debt	—	(18.8)	(1.2)	(13.2)	—	—	—	(13.2)
Interest expense and amortization of debt discounts and fees	(35.6)	(30.9)	(31.8)	(25.7)	(27.8)	(27.8)	(27.9)	(109.2)
Gain on consolidation of former equity method hospital	—	—	—	—	—	27.2	—	27.2
Net income attributable to noncontrolling interests	17.1	17.3	16.5	15.4	14.7	14.8	14.8	59.7
Gain related to SCA equity interests	0.6	2.6	—	—	—	—	—	—
Income from continuing operations before income tax expense	$103.4	$94.0	$89.6	$74.1	$87.8	$130.6	$94.4	$386.9
Forward-Looking Statements
Statements contained in this document, the Conference Slides attached hereto as Exhibit 99.1, and the Investor Reference Book attached hereto as Exhibit 99.2, which are not historical facts, such as those relating to the financial guidance, business strategy, and the positioning of services for the system of healthcare delivery in the future, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth’s common stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Reliant or CareSouth; any adverse effects on operating performance of HealthSouth’s stock price resulting from the integration of those acquisitions; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of systems of any acquired companies; the ability to successfully integrate acquired companies, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10‑K for the year ended December 31, 2014 and Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Conference Slides of HealthSouth Corporation used in connection with its January 12, 2016 presentation at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco.

99.2	HealthSouth Corporation Investor Reference Book.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: January 11, 2016